SUPPLEMENT TO OFFER TO PURCHASE FOR CASH DATED MAY 21, 1999

                              GT ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                 WHX CORPORATION

           HAS AMENDED ITS OFFER TO PURCHASE TO INCREASE THE PRICE FOR
                      ANY AND ALL OF THE OUTSTANDING SHARES
                                       OF
                                  COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                                       TO

                              $11.50 NET PER SHARE



     THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL NOW EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 4, 1999, UNLESS THE OFFER
                                  IS EXTENDED.


                                                                    MAY 21, 1999
TO OUR CLIENTS:

                  ENCLOSED FOR YOUR CONSIDERATION IS THE SUPPLEMENT, DATED MAY 21, 1999 (THE "SUPPLEMENT") TO THE OFFER TO PURCHASE, DATED DECEMBER 17, 1998 (THE "OFFER TO PURCHASE") AND THE REVISED GOLD LETTER OF TRANSMITTAL (WHICH, WITH THE ORIGINAL BLUE LETTER OF TRANSMITTAL, AS AMENDED FROM TIME TO TIME, TOGETHER CONSTITUTE THE "OFFER") IN CONNECTION WITH THE OFFER BY GT ACQUISITION CORP., A DELAWARE CORPORATION ("PURCHASER") AND A WHOLLY OWNED SUBSIDIARY OF WHX CORPORATION, A DELAWARE CORPORATION ("PARENT"), TO PURCHASE ANY AND ALL OF THE OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE $.25 PER SHARE (THE "SHARES") OF GLOBAL INDUSTRIAL TECHNOLOGIES, INC., A DELAWARE CORPORATION (THE "COMPANY"), INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS ISSUED PURSUANT TO THE RIGHTS AGREEMENT, DATED AS OF OCTOBER 31, 1995, AS AMENDED ON FEBRUARY 16, 1998, SEPTEMBER 18, 1998, OCTOBER 5, 1998 AND FEBRUARY 9, 1999, BETWEEN THE COMPANY AND THE BANK OF NEW YORK, AS RIGHTS AGENT, AT A PRICE OF $11.50 PER SHARE, NET TO THE SELLER IN CASH, WITHOUT INTEREST THEREON, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER.

                  THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

                  WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH TO HAVE US TENDER ON YOUR BEHALF ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER.

                  YOUR ATTENTION IS INVITED TO THE FOLLOWING:

                  1. THE OFFER PRICE HAS BEEN INCREASED TO $11.50 PER SHARE, NET TO THE SELLER IN CASH WITHOUT INTEREST THEREON.

                  2. THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 4, 1999, UNLESS THE OFFER IS EXTENDED.

                  3. THE OFFER IS BEING MADE FOR ANY AND ALL OF THE OUTSTANDING SHARES.

                  4.       THE OFFER IS  CONDITIONED  UPON,  AMONG OTHER THINGS,
                           (1) THE PREFERRED STOCK PURCHASE RIGHTS HAVING BEEN REDEEMED BY THE BOARD OF DIRECTORS OF THE COMPANY OR THE PURCHASER BEING SATISFIED, IN ITS REASONABLE JUDGMENT, THAT SUCH PREFERRED STOCK PURCHASE RIGHTS ARE INVALID OR OTHERWISE INAPPLICABLE TO THE OFFER,
                           (2) THE PURCHASER BEING SATISFIED, IN ITS REASONABLE JUDGMENT, THAT THE PROPOSED MERGER CAN BE CONSUMMATED WITHOUT THE NEED FOR A SUPERMAJORITY VOTE OF THE COMPANY'S STOCKHOLDERS PURSUANT TO ARTICLE VI OF THE COMPANY'S CHARTER, (3) THE PURCHASER BEING SATISFIED, IN ITS REASONABLE JUDGMENT, THAT THE PROVISIONS OF
                           SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW HAVE BEEN COMPLIED WITH OR ARE INVALID OR OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED MERGER AND
                           (4) THE COMPANY NOT HAVING ENTERED INTO OR EFFECTUATED ANY AGREEMENT OR TRANSACTION WITH ANY PERSON OR ENTITY (INCLUDING ITS STOCKHOLDERS) HAVING THE EFFECT OF IMPAIRING THE PURCHASER'S ABILITY TO ACQUIRE THE COMPANY OR OTHERWISE DIMINISHING THE EXPECTED ECONOMIC VALUE TO THE PURCHASER OF THE ACQUISITION OF THE COMPANY, OR THE COMPANY NOT POSTPONING ITS 1999 ANNUAL MEETING OF STOCKHOLDERS OR TAKING ANY OTHER ACTION THAT WOULD IMPEDE THE PARENT'S ABILITY TO NOMINATE ONE OR MORE DIRECTORS FOR ELECTION OR ITS ABILITY TO MAKE ANY OTHER PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS AT SUCH MEETING.

                  5. TENDERING STOCKHOLDERS WILL NOT BE OBLIGATED TO PAY BROKERAGE FEES OR COMMISSIONS OR, EXCEPT AS SET FORTH IN INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL, STOCK TRANSFER TAXES ON THE PURCHASE OF SHARES BY THE PURCHASER PURSUANT TO THE OFFER. HOWEVER, FEDERAL INCOME TAX BACKUP WITHHOLDING AT A RATE OF 31% MAY BE REQUIRED, UNLESS AN EXEMPTION IS PROVIDED OR UNLESS THE REQUIRED TAXPAYER IDENTIFICATION INFORMATION IS PROVIDED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

                  THE  OFFER  IS MADE  SOLELY  BY THE  OFFER  TO  PURCHASE,  THE
SUPPLEMENT AND THE RELATED LETTERS OF TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF SHARES. THE PURCHASER IS NOT AWARE OF ANY STATE WHERE THE MAKING OF THE OFFER IS PROHIBITED BY ADMINISTRATIVE OR JUDICIAL ACTION PURSUANT TO ANY VALID STATE STATUTE. IF THE PURCHASER BECOMES AWARE OF ANY VALID STATE STATUTE PROHIBITING THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES PURSUANT THERETO, THE PURCHASER WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH STATE STATUTE. IF, AFTER SUCH GOOD FAITH EFFORT, THE PURCHASER CANNOT COMPLY WITH SUCH STATE STATUTE, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES IN SUCH STATE. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE PURCHASER BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                  IF YOU  WISH  TO  HAVE US  TENDER  ANY OR ALL OF YOUR  SHARES,
PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH IN THIS LETTER. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
               TO PURCHASE FOR CASH ANY AND ALL OF THE OUTSTANDING
                             SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 17, 1998, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by GT Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of WHX Corporation, a Delaware corporation, to purchase all of the shares of common stock, par value $.25 per share (the "Shares") of Global Industrial Technologies, Inc. (the "Company"), a Delaware corporation, including the associated Preferred Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of October 5, 1995, as amended on February 16, 1998, September 18, 1998 and October 5, 1998, between the Company and The Bank of New York, as Rights Agent, at a price of $10.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

         This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated in either appropriate space below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                        NUMBER OF SHARES TO BE TENDERED:*


                                                          SIGN HERE

________________Shares                       ___________________________________

Account Number:_______________               ___________________________________
                                                       Signature(s)

Dated: _____________, 199__                  ___________________________________

                                             ___________________________________
                                                Please Type or Print Name(s)


                                             ___________________________________

                                             ___________________________________
                                                  Please Type or Print
                                                    Address(es) Here

                                             ___________________________________
                                              Area Code and Telephone Number

                                             ___________________________________
                                               Taxpayer Identification or
                                               Social Security Number(s)

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     *   Unless otherwise indicated,  it will be assumed that all Shares held by us for your account are to be tendered.